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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM 8-A
                                (Amendment No. 1)

                     FOR REGISTRATION OF CERTAIN CLASSES OF
                 SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                           Galileo International, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)


             Delaware                                       36-4156005
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(State of Incorporation or Organization)                  (I.R.S. Employer
                                                         Identification No.)

9700 West Higgins Road, Suite 400, Rosemont, Illinois              60018
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           (Address of Principal Executive Offices)              (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]


If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective Pursuant to General Instruction A.(d), please check the following box. [ ]

          Securities Act registration statement file number to which this form relates:________________________
            (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of Each Class                   Name of Each Exchange on Which
       to be so Registered                   Each Class is to be Registered
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  Preferred Stock Purchase Rights                Chicago Stock Exchange
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Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of class)


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         On June 15, 2001, the Board of Directors of Galileo International, Inc. (the "Company") approved Amendment No. 1, dated as of June 15, 2001 (the "Amendment"), to the Rights Agreement, dated as of February 22, 2001 (the "Rights Agreement"), between the Company and LaSalle Bank National Association, as rights agent. The Amendment made the provisions of the Rights Agreement inapplicable to the transactions contemplated by the Agreement and Plan of Merger, dated as of June 15, 2001, among the Company, Cendant Corporation, a Delaware corporation ("Cendant"), and Galaxy Acquisition Corp., a Delaware corporation, the Option Agreement, dated as of June 15, 2001, among the Company and Cendant and the Transaction Support Agreement, dated as of June 15, 2001, among Cendant, United Airlines, Inc. and Covia LLC.

         The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as an exhibit hereto and incorporated herein by reference. Copies of the Rights Agreement, and the related Summary of Rights, which is attached as Exhibit C to the Rights Agreement, are available free of charge from the Company.

ITEM 2.  EXHIBITS

      Number        Description
      ------        -----------

        4.1 Amendment No. 1, dated as of June 15, 2001, to the Rights Agreement, dated as of February 22, 2001, between the Company and LaSalle Bank National Association, as rights agent



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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                     GALILEO INTERNATIONAL, INC.



                                     By: /s/ Anthony C. Swanagan
                                        ----------------------------------------
                                        Name:  Anthony C. Swanagan
                                        Title: Senior Vice President, Secretary
                                               and General Counsel


Date:  June 18, 2001




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                                  EXHIBIT INDEX


       Number       Description
       ------       -----------

        4.1 Amendment No. 1, dated as of June 15, 2001, to the Rights Agreement, dated as of February 22, 2001, between the Company and LaSalle Bank National Association, as rights agent